Exhibit 23-4

                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-4 of HEALTHSOUTH Corporation of our report dated March 3, 1995 relating to the consolidated financial statements of Rehab Systems Company, which appears in the Current Report on Form 8-K/A, Amendments No. 1 and 2, of HEALTHSOUTH Corporation dated March 8, 1995 and April 21, 1995, respectively. We also consent to the reference to us under the heading "Experts" in said Prospectus.


PRICE WATERHOUSE LLP
Philadelphia, PA
May 9, 1995


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